UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Equity Compensation Plan Information
          The following table provides information regarding common stock of Horizon Offshore, Inc. (the “Company”) authorized for issuance under the Company’s equity compensation plans as of April 13, 2007:

	Number of		Number of Securities
	Securities to be	Weighted-	Remaining Available
	Issued Upon	Average Exercise	for Future Issuance
	Exercise of	Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options,	(Excluding Securities
	and Rights	Warrants and	Reflected in
Plan Category	(a)	Rights	Column (a))(2)
Equity compensation plans approved by security holders	79,290	$105.92	1,490,778
Equity compensation plans not approved by security holders(1)	—	—	—

Total	79,290	$105.92	1,490,778

(1)	The Company’s equity compensation program does not include any equity compensation plans (including individual compensation arrangements) under which common stock is authorized for issuance that was adopted without the approval of stockholders.

(2)	Of the shares remaining for issuance under the Company’s equity compensation plans, no more than 130,778 shares may be issued as restricted stock or other stock based awards (which awards are valued in whole or in part on the value of the shares of common stock under each plan). Of the shares remaining for issuance, 1,360,778 shares are available under the Company’s 2005 Stock Incentive Plan and 130,000 shares are available under the Company’s 2006 Director Stock Plan.
          As of April 13, 2007, the Company’s outstanding options were all exercisable and had a weighted-average remaining contractual life of 6.53 years. As of that date, there were also 707,606 issued and outstanding shares of restricted stock.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ William B. Gibbens, III
William B. Gibbens, III
Executive Vice President and General Counsel

Date: May 11, 2007